Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statements on Form S-3 and Form S-8

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and directors, do each hereby constitute and appoint Julia S. Janson, Stephen G. De May, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and/or Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 25th day of August, 2016.

DUKE ENERGY CORPORATION

(Registrant)

By:	/s/ Lynn J. Good
Name:	Lynn J. Good
Title:	Chairman, President and Chief Executive Officer

ATTEST:

/s/ Nancy M. Wright
Nancy M. Wright
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/ Lynn J. Good Lynn J. Good	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Steven K. Young Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William E. Currens, Jr. William E. Currens, Jr.	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Michael J. Angelakis Michael J. Angelakis	Director

/s/ Michael G. Browning Michael G. Browning	Director

/s/ Daniel R. DiMicco Daniel R. DiMicco	Director

/s/ John H. Forsgren John H. Forsgren	Director

/s/ Ann Maynard Gray Ann Maynard Gray	Director

/s/ John T. Herron John T. Herron	Director

/s/ James B. Hyler, Jr. James B. Hyler, Jr.	Director

/s/ William E. Kennard William E. Kennard	Director

/s/ E. Marie McKee E. Marie McKee	Director

/s/ Charles W. Moorman IV Charles W. Moorman IV	Director

/s/ Carlos A. Saladrigas Carlos A. Saladrigas	Director